Exhibit 1.02

Conflict Minerals Report of AU Optronics Corp.

for the Year Ended December 31, 2018

Introduction

The scope of this report covers major products of AU Optronics Corp. (“AUO”) and its other group companies from January 1, 2018 to December 31, 2018. The following list sets forth the major products of AUO and its other group companies:

•	AUO: TFT-LCD panels and solar modules;

•	Darwin Precisions Corporation: TFT-LCD modules, TV set, backlight modules and related parts;

•	AUO Crystal Corp.: Ingots and solar wafers;

•	M.Setek: Ingots.

According to relevant rules and regulations of the SEC, AUO is required to conduct due diligence to inquire whether the following four minerals, gold, tin, tantalum and tungsten (the “3TG Minerals”), used as manufacturing components or functional additives, are not from the Democratic Republic of the Congo or other illegal neighboring areas, thereby not benefiting, directly or indirectly, the local armed groups in such areas.

AUO GP Policy

•	In 2011, AUO published the Policy for No Use of Conflict Minerals on its public website (https://auo.com/upload/media/auo/Policy_and_Document/Conflict_mineral_statement_tc_en_sc.pdf), and communicated such conflict mineral policy and requirements to suppliers through written documents and supplier meetings. The policy contains the following principles:

1.	AUO has reiterated that AUO and its suppliers shall jointly assume social and environmental responsibility.

2.	AUO shall not accept any 3TG Minerals illegally exploited from the Democratic Republic of the Congo and neighboring conflict-affected areas.

3.	AUO shall inform and require its suppliers to follow the abovementioned statements.

•	AUO has required its suppliers to establish management and documentation procedures for conflict minerals, disclose if the supplied 3TG Minerals used for products are conflict minerals and engage RBA RMAP certified smelters.

•	AUO has required its group companies to establish management and documentation procedures for conflict minerals, and implement such procedures in the management of their supply-chains.

•	Group companies shall provide summaries of measures taken each year and results of relevant investigations to AUO, as reference for AUO’s conflict minerals report.

Due Diligence Measure Performed

AUO has complied with the supply-chain policy concerning conflict minerals issued by OECD and established relevant management procedures and documentation requirements, in order to make sure AUO’s products are in accordance with relevant regulations of conflict minerals and requirements from clients. The following sets forth the relevant highlights of the measures we have taken and the conclusion of our inquiry.

OECD Step 1: Establish Strong Company Management System

AUO has established a complete system for management of conflict minerals in five steps, including management for test of conflict minerals, management of materials, management of supply chain, trainings and results of management.

Management for Test of Conflict Minerals

•	AUO’s test of conflict minerals includes identification of risks in materials and STG investigation of minerals. All the products sold by AUO officially are required to be tested.

•	Relevant information concerning 3TG Minerals are provided by suppliers, including the name and location of smelters, origin of minerals and etc. Relevant information provided by suppliers will be reviewed by employees of AUO and saved together with records of such review in an electronic system named GPARS.

Management of Materials

•	AUO has applied intelligent management for the information dissemination concerning management of materials. AUO’s e-system can automatically consolidate all the lists of acquired materials and periodically produce reports about the completion rate concerning test of conflict materials and circulate them to relevant departments.

•	The relevant departments then review the test progress of conflict minerals through periodic internal meetings, and implement relevant improving measures to make sure products are in accordance with regulations and requirements from clients.

Management of Supply Chain

•	AUO inspected suppliers’ management measures concerning conflict minerals to see whether suppliers had performed their duties and met AUO’s requirements.

•	Inspection activities includes inspection of new suppliers and annual inspection, which all involve the inspection of conflict minerals.

Trainings

•	AUO has distributed internally electronic newsletters to employees that explain regulations concerning conflict minerals and AUO’s compliance measures. For relevant departments highly involved with management of conflict minerals, AUO has conducted multiple trainings to explain the regulations and AUO’s compliance measures concerning conflict minerals and to introduce responsible departments and relevant system tools. The targeted audience includes departments in charge of procurement, management of suppliers and management of green products.

Results of Management

•	AUO produces two kinds of reports concerning the management of conflict minerals:

1.	The Form SD filed to SEC every year, including the report for conflict minerals and discloses the process and result of investigation of conflict minerals;

2.	Results of investigations of conflict minerals required by clients.

OECD Step 2: Identify and Assess Risk in the Supply Chain

Identification of Material Risks and Investigation of 3TG Minerals

•	AUO reviewed the materials procured from January 1, 2018 to December 31, 2018 and based on type and usage, these materials fell into the following three categories:

Category one: materials containing metal and used as manufacturing components or functional additives;

Category two: materials containing metal and were not used as manufacturing components or functional additives;

Category three: materials not containing metal.

Categories two and three are considered to contain minimal risk and therefore not covered by the scope of the investigation. Category one is a high risk category and AUO needs to examine the supply chains of the materials in category one and confirm if the 3TG Minerals are not from the Democratic Republic of the Congo or other illegal neighboring areas.

•	In 2018, AUO examined more than 97 suppliers and conducted investigations over more than 4,158 part numbers of materials.

Inspection of Suppliers’ Management Measures concerning Conflict Minerals

•	As of December 31, 2018, AUO has conducted 55 inspections on 51 suppliers.

OECD Step 3: Design and Implement a Strategy to Respond to Identified Risks and Implement of Control Points

•	AUO will continue to implement the following due diligence procedures:

1.	Continue to require suppliers to establish management and documentation procedures for conflict minerals and disclose if the 3TG Minerals supplied are conflict minerals;

2.	Continue to require the group companies to improve their management and documentation procedures for conflict minerals, and implement such procedures in the management of their supply-chains;

3.	Continue to conduct internal and external trainings and make sure all relevant personnel have relevant knowledge;

4.	Continue to require suppliers to engage RBA RMAP certified smelters. If the smelters engaged are not certified, AUO shall ask suppliers to require smelters to certify, or change smelters;

5.	Continue to conduct inspections of suppliers’ management measures concerning conflict minerals, and assist suppliers through such inspections in meeting AUO’s requirements.

(Note: EICC CFSP is revised as Responsible Business Alliance (RBA) Responsible Minerals Assurance Process (RMAP))

OECD Step 4: Carry Out Independent Third-Party Audit of Supply Chain

•	AUO hasn’t officially launched the inspection process of conflict minerals by third party audit. However, AUO has gone through various conflict mineral inspections by its clients and passed all of them. Moreover, AUO’s annual report of corporate social responsibility also discloses its policy and measures concerning conflict minerals. Such report is assured by independent auditors before issuance and successfully passed the audits.

•	In addition to the inspection process by our client, AUO also provides conflict mineral documents requested by its client and disclose results of the inspection therein. In 2018, AUO provided a total number of 357 conflict mineral documents to its clients.

OECD Step 5: Report Annually on Supply Chain Due Diligence

•	By conducting the aforementioned due diligence procedures, AUO completed identification of risks concerning materials and investigation of 3TG minerals for all the materials used for the manufacturing of all the products from January 1, 2018 to December 31, 2018;

•	In 2018, AUO identified 247 smelters as RBA RMAP certified smelters. Please refer to Schedule I for list of smelters.

Schedule I Smelter or Refiners List

Metal	Smelter or Refiners ID	Smelter or Refiners Name	Location: Country	RBA RMAP
Gold	CID000019	Aida Chemical Industries Co. Ltd.	Japan	Y
Gold	CID000035	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany	Y
Gold	CID000058	AngloGold Ashanti Corrego do Sitio Minercao	Brazil	Y
Gold	CID000077	Argor-Heraeus SA	Switzerland	Y
Gold	CID000082	Asahi Pretec Corporation	Japan	Y
Gold	CID000090	Asaka Riken Co., Ltd.	Japan	Y
Gold	CID000113	Aurubis AG	Germany	Y
Gold	CID000128	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Y
Gold	CID000157	Boliden AB	Sweden	Y
Gold	CID000176	C. Hafner GmbH + Co. KG	Germany	Y
Gold	CID000185	CCR Refinery – Glencore Canada Corporation	Canada	Y
Gold	CID000233	Chimet S.p.A.	Italy	Y
Gold	CID000362	DODUCO GmbH	Germany	Y
Gold	CID000401	Dowa	Japan	Y
Gold	CID000425	Eco-System Recycling Co., Ltd.	Japan	Y
Gold	CID000694	Heimerle + Meule GmbH	Germany	Y
Gold	CID000707	Heraeus Ltd. Hong Kong	Hong Kong	Y
Gold	CID000711	Heraeus Precious Metals GmbH & Co. KG	Germany	Y
Gold	CID000807	Ishifuku Metal Industry Co., Ltd	Japan	Y
Gold	CID000814	Istanbul Gold Refinery	Turkey	Y
Gold	CID000823	Japan Mint	Japan	Y
Gold	CID000855	Jiangxi Copper Company Limited	China	Y
Gold	CID000920	Asahi Refining USA Inc.	United States	Y
Gold	CID000924	Asahi Refining Canada Limited	Canada	Y
Gold	CID000937	JX Nippon Mining & Metals Co., Ltd.	Japan	Y
Gold	CID000957	Kazzinc	Kazakhstan	Y
Gold	CID000969	Kennecott Utah Copper LLC	United States	Y
Gold	CID000981	Kojima Chemicals Co., Ltd	Japan	Y
Gold	CID001078	LS-NIKKO Copper Inc.	Korea, Republic of	Y
Gold	CID001113	Materion	United States	Y
Gold	CID001119	Matsuda Sangyo Co., Ltd.	Japan	Y

Gold	CID001149	Metalor Technologies (Hong Kong) Ltd	Hong Kong	Y
Gold	CID001152	Metalor Technologies (Singapore) Pte. Ltd.	Singapore	Y
Gold	CID001153	Metalor Technologies SA	Switzerland	Y
Gold	CID001157	Metalor USA Refining Corporation	United States	Y
Gold	CID001161	METALURGICA MET-MEX PENOLES, S.A. DE C.V	Mexico	Y
Gold	CID001188	Mitsubishi Materials Corporation	Japan	Y
Gold	CID001193	Mitsui Mining and Smelting Co., Ltd.	Japan	Y
Gold	CID001220	Nadir Metal Rafineri San. Ve Tic. AS	Turkey	Y
Gold	CID001259	Nihon Material Co., Ltd.	Japan	Y
Gold	CID001325	Ohura Precious Metal Industry Co., Ltd	Japan	Y
Gold	CID001326	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastvetmet)	Russian Federation	Y
Gold	CID001352	PAMP SA	Switzerland	Y
Gold	CID001397	PT Aneka Tambang (Persero) Tbk	Indonesia	Y
Gold	CID001498	PX Precinox SA	Switzerland	Y
Gold	CID001512	Rand Refinery (Pty) Limited	South Africa	Y
Gold	CID001534	Royal Canadian Mint	Canada	Y
Gold	CID001585	SEMPSA Joyeria Plateria SA	Spain	Y
Gold	CID001622	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China	Y
Gold	CID001756	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	Y
Gold	CID001761	Solar Applied Materials Technology Corp.	Taiwan	Y
Gold	CID001798	Sumitomo Metal Mining Co., Ltd.	Japan	Y
Gold	CID001875	Tanaka Kikinzoku Kogyo K.K.	Japan	Y
Gold	CID001916	The Refinery of Shandong Gold Mining Co. Ltd	China	Y
Gold	CID001938	Tokuriki Honten Co., Ltd	Japan	Y
Gold	CID001977	Umicore Brasil Ltda	Brazil	Y
Gold	CID001980	Umicore SA Business Unit Precious Metals Refining	Belgium	Y
Gold	CID001993	United Precious Metal Refining, Inc.	United States	Y
Gold	CID002003	Valcambi SA	Switzerland	Y
Gold	CID002030	Western Australian Mint trading as The Perth Mint	Australia	Y
Gold	CID002100	Yamamoto Precious Metal Co., Ltd.	Japan	Y
Gold	CID002129	Yokohama Metal Co., Ltd.	Japan	Y
Gold	CID002224	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Y
Gold	CID002243	Zijin Mining Group Co., Ltd. Gold Refinery	China	Y
Gold	CID002314	Umicore Precious Metals Thailand	Thailand	Y

Gold	CID001147	Metalor Technologies (Suzhou) Ltd.	China	Y
Gold	CID000929	JSC Uralelectromed	Russian Federation	Y
Gold	CID000041	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Y
Gold	CID000359	DSC (Do Sung Corporation)	Korea, Republic of	Y
Gold	CID000493	OJSC Novosibirsk Refinery	Russian Federation	Y
Gold	CID000801	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	Y
Gold	CID001029	Kyrgyzaltyn JSC	Kyrgyzstan	Y
Gold	CID001204	Moscow Special Alloys Processing Plant	Russian Federation	Y
Gold	CID001386	Prioksky Plant of Non-Ferrous Metals	Russian Federation	Y
Gold	CID001736	Sichuan Tianze Precious Metals Co., Ltd.	China	Y
Gold	CID001955	Torecom	Korea, Republic of	Y
Gold	CID002509	MMTC-PAMP India Pvt. Ltd	India	Y
Gold	CID002516	Singway Technology Co., Ltd.	Taiwan	Y
Gold	CID002580	T.C.A S.p.A	Italy	Y
Gold	CID002779	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	Y
Gold	CID000015	Advanced Chemical Company	United States	Y
Gold	CID000328	Daejin Indus Co. Ltd	Korea, Republic of	Y
Gold	CID002459	Geib Refining Corporation	United States	Y
Gold	CID002560	Al Etihad Gold Refinery DMCC	United Arab Emirates	Y
Gold	CID002561	Emirates Gold DMCC	United Arab Emirates	Y
Gold	CID002605	Korea Zinc Co. Ltd.	Korea, Republic of	Y
Gold	CID002761	SAAMP	France	Y
Gold	CID002777	SAXONIA Edelmetalle GmbH	Germany	Y
Gold	CID002778	WIELAND Edelmetalle GmbH	Germany	Y
Gold	CID002850	AU Traders and Refiners	South Africa	Y
Gold	CID000189	Cendres + Metaux SA	Switzerland	Y
Gold	CID000689	HeeSung	Korea, Republic of	Y
Gold	CID002582	Remondis Argentia B.V.	Netherlands	Y
Gold	CID002606	Marsam Metals	Brazil	Y
Gold	CID002765	Italpreziosi	Italy	Y
Gold	CID002918	SungEel HiTech	Korea, Republic of	Y
Gold	CID002919	Planta Recuperadora de Metales SpA	Chile	Y
Gold	CID002973	Safimet S.p.A	Italy	Y

Tantalum	CID000211	Changsha South Tantalum Niobium Co., Ltd.	China	Y
Tantalum	CID000291	Conghua Tantalum and Niobium Smeltry	China	Y
Tantalum	CID000456	Exotech Inc.	United States	Y
Tantalum	CID000460	F&X Electro-Materials Ltd.	China	Y
Tantalum	CID000616	Guangdong Zhiyuan New Material Co., Ltd.	China	Y
Tantalum	CID000914	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Y
Tantalum	CID000917	JiuJiang Tanbre Co. Ltd.	China	Y
Tantalum	CID001076	LSM Brasil S.A.	Brazil	Y
Tantalum	CID001163	Metallurgical Products India Pvt., Ltd.	India	Y
Tantalum	CID001175	Mineracao Taboca S.A.	Brazil	Y
Tantalum	CID001192	Mitsui Mining & Smelting	Japan	Y
Tantalum	CID001200	Molycorp Silmet A.S.	Estonia	Y
Tantalum	CID001277	Ningxia Orient Tantalum Industry Co., Ltd	China	Y
Tantalum	CID001508	QuantumClean	United States	Y
Tantalum	CID001522	RFH Tantalum Smeltry Co., Ltd	China	Y
Tantalum	CID001769	Solikamsk Magnesium Works OAO	Russian Federation	Y
Tantalum	CID001869	Taki Chemicals	Japan	Y
Tantalum	CID001891	Telex Metals	United States	Y
Tantalum	CID001969	Ulba Metallurgical Plant JSC	Kazakhstan	Y
Tantalum	CID002492	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	Y
Tantalum	CID002504	D Block Metals, LLC	United States	Y
Tantalum	CID002539	KEMET Blue Metals	Mexico	Y
Tantalum	CID002544	H.C. Starck Co., Ltd.	Thailand	Y
Tantalum	CID002545	H.C. Starck GmbH Goslar	Germany	Y
Tantalum	CID002547	H.C. Starck Hermsdorf GmbH	Germany	Y
Tantalum	CID002548	H.C. Stark Inc.	United States	Y
Tantalum	CID002549	H.C. Stark Ltd	Japan	Y
Tantalum	CID002550	H.C. Starck Smelting GmbH & Co.KG	Germany	Y
Tantalum	CID002557	Global Advanced Metals Boyertown	United States	Y
Tantalum	CID002558	Global Advanced Metals Aizu	Japan	Y
Tantalum	CID002568	KEMET Blue Powder	United States	Y
Tantalum	CID002505	FIR Metals & Resource Co., Ltd.	China	Y
Tantalum	CID002506	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	China	Y
Tantalum	CID002508	XinXing Haorong Electronic Material Co., Ltd.	China	Y
Tantalum	CID002707	Resind Industria e Comercio Ltda.	Brazil	Y
Tantalum	CID002512	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	Y

Tantalum	CID000092	Asaka Riken Co., Ltd.	Japan	Y
Tantalum	CID002842	Jiangxi Tuohong New Raw Material	China	Y
Tantalum	CID003191	Jiujiang Janny New Material Co., Ltd.	China	Y
Tantalum	CID002847	Power Resources Ltd.	Macedonia, the former Yugoslav Republic of	Y
Tin	CID000292	Alpha	United States	Y
Tin	CID000306	CV Gita Pesona	Indonesia	Y
Tin	CID000309	PT Aries Kencana Sejahtera	Indonesia	Y
Tin	CID000313	CV Serumpun Sebalai	Indonesia	Y
Tin	CID000315	CV United Smelting	Indonesia	Y
Tin	CID000402	Dowa	Japan	Y
Tin	CID000438	EM Vinto	Bolivia, Plurinational State of	Y
Tin	CID000468	Fenix Metals	Poland	Y
Tin	CID000538	Geiju Non-Ferrous Metal Processing Co. Ltd.	China	Y
Tin	CID001070	China Tin Group Co., Ltd.	China	Y
Tin	CID001105	Malaysia Smelting Corporation (MSC)	Malaysia	Y
Tin	CID001142	Metallic Resources, Inc.	United States	Y
Tin	CID001173	Mineracao Taboca S.A.	Brazil	Y
Tin	CID001182	Minsur	Peru	Y
Tin	CID001191	Mitsubishi Materials Corporation	Japan	Y
Tin	CID001314	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Y
Tin	CID001337	Operaciones Metalurgical S.A.	Bolivia, Plurinational State of	Y
Tin	CID001399	PT Artha Cipta Langgeng	Indonesia	Y
Tin	CID001402	PT Babel Inti Perkasa	Indonesia	Y
Tin	CID001419	PT Bangka Tin Industry	Indonesia	Y
Tin	CID001421	PT Beliung Industri Sejahtera	Indonesia	Y
Tin	CID001428	PT Bukit Timah	Indonesia	Y
Tin	CID001434	PT DS Jaya Abadi	Indonesia	Y
Tin	CID001453	PT Mitra Stania Prima	Indonesia	Y
Tin	CID001457	PT Panca Mega Persada	Indonesia	Y
Tin	CID001458	PT Prima Timah Utama	Indonesia	Y
Tin	CID001460	PT Refined Bangka Tin	Indonesia	Y
Tin	CID001463	PT Sariwiguna Binasentosa	Indonesia	Y
Tin	CID001468	PT Stanindo Inti Perkasa	Indonesia	Y

Tin	CID001471	PT Sumber Jaya Indah	Indonesia	Y
Tin	CID001477	PT Timah (Persero) Tbk Kundur	Indonesia	Y
Tin	CID001482	PT Timah Tbk Mentok	Indonesia	Y
Tin	CID001490	PT Tinindo Inter Nusa	Indonesia	Y
Tin	CID001539	Rui Da Hung	Taiwan	Y
Tin	CID001758	Soft Metais, Ltda.	Brazil	Y
Tin	CID001898	Thaisarco	Thailand	Y
Tin	CID002036	White Solder Metalurgia e Mineracao Ltda.	Brazil	Y
Tin	CID002180	Yunnan Tin Company Limited	China	Y
Tin	CID002455	CV Venus Inti Perkasa	Indonesia	Y
Tin	CID002468	Magnus Minerais Metais e Ligas LTDA	Brazil	Y
Tin	CID002500	Melt Metais e Ligas S/A	Brazil	Y
Tin	CID002503	PT ATD Makmur Mandiri Jaya	Indonesia	Y
Tin	CID002517	O.M. Manufacturing Philippines, Inc.	Philippines	Y
Tin	CID002530	PT Inti Stania Prima	Indonesia	Y
Tin	CID002570	CV Ayi Jaya	Indonesia	Y
Tin	CID002706	Resind Industria e Comercio Ltda.	Brazil	Y
Tin	CID002773	Metallo-Chimique N.V.	Belgium	Y
Tin	CID002774	Elmet S.L.U (Metallo Group)	Spain	Y
Tin	CID002776	PT Bangka Prima Tin	Indonesia	Y
Tin	CID002158	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China	Y
Tin	CID001493	PT Tommy Utama	Indonesia	Y
Tin	CID002816	PT Sukses Inti Makmur	Indonesia	Y
Tin	CID002835	PT Menara Cipta Mulia	Indonesia	Y
Tin	CID002859	Gejiu Jinye Mineral Company	China	Y
Tin	CID000228	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	Y
Tin	CID000760	Huichang Jinshunda Tin Co. Ltd	China	Y
Tin	CID000942	Gejiu Kai Meng Industry and Trade LLC	China	Y
Tin	CID001231	Nankang Nanshan Tin Manufactory Co., Ltd.	China	Y
Tin	CID001448	PT Karimun Mining	Indonesia	Y
Tin	CID001908	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	Y
Tin	CID002592	CV Dua Sekawan	Indonesia	Y
Tin	CID002593	CV Tiga Sekawan	Indonesia	Y
Tin	CID002829	PT Kijang Jaya Mandiri	Indonesia	Y
Tin	CID002848	Gejiu Fengming Metalurgy Chemical Plant	China	Y
Tin	CID002849	Guanyang Guida Nonferrous Metal Smelting Plant	China	Y

Tin	CID002858	Modeltech Sdn Bhd	Malaysia	Y
Tin	CID002870	PT Lautan Harmonis Sejahtera	Indonesia	Y
Tin	CID003116	Guangdong Hanhe Non-ferrous Metal Limited Company	China	Y
Tin	CID003190	Chifeng Dajingzi Tin Industry Co., Ltd.	China	Y
Tin	CID003205	PT Bangka Serumpun	Indonesia	Y
Tin	CID003325	Tin Technology & Refining	United States	Y
Tungsten	CID000004	A.L.M.T. TUNGSTEN Corp.	Japan	Y
Tungsten	CID000105	Kennametal Huntsville	United States	Y
Tungsten	CID000218	Guangdong Xianglu Tungsten Co., Ltd.	China	Y
Tungsten	CID000258	Chongyi Zhangyuan Tungsten Co., Ltd.	China	Y
Tungsten	CID000499	Fujian Jinxin Tungsten Co., Ltd.	China	Y
Tungsten	CID000568	Global Tungsten & Powders Corp.	United States	Y
Tungsten	CID000766	Hunan Chenzhou Mining Co., Ltd	China	Y
Tungsten	CID000769	Hunan Chunchang Nonferrous Metals Co., Ltd.	China	Y
Tungsten	CID000825	Japan New Metals Co., Ltd.	Japan	Y
Tungsten	CID000875	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Y
Tungsten	CID001889	Tejing (Vietnam) Tungsten Co., Ltd.	Viet Nam	Y
Tungsten	CID002044	Wolfram Bergbau und Hutten AG	Austria	Y
Tungsten	CID002082	Xiamen Tungsten Co., Ltd.	China	Y
Tungsten	CID002095	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China	Y
Tungsten	CID002315	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	Y
Tungsten	CID002317	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	Y
Tungsten	CID002318	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	Y
Tungsten	CID002320	Xiamen Tungsten (H.C.) Co., Ltd.	China	Y
Tungsten	CID002321	Jiangxi Gan Bei Tungsten Co., Ltd.	China	Y
Tungsten	CID002494	Ganzhou Seadragon W & Mo Co., Ltd.	China	Y
Tungsten	CID002513	Chenzhou Diamond Tungsten Products Co., Ltd.	China	Y
Tungsten	CID002541	H.C. Starck GmbH	Germany	Y
Tungsten	CID002542	H.C. Starck Smelting GmbH & Co.KG	Germany	Y
Tungsten	CID002543	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Viet Nam	Y
Tungsten	CID002551	Jiangwu H.C. Stark Tungsten Products Co., Ltd	China	Y
Tungsten	CID002579	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	China	Y
Tungsten	CID002589	Niagara Refining LLC	United States	Y
Tungsten	CID002649	Hydrometallurg, JSC	Russian Federation	Y

Tungsten	CID000966	Kennametal Fallon	United States	Y
Tungsten	CID002316	Jiangxi Yaosheng Tungsten Co., Ltd.	China	Y
Tungsten	CID002319	Malipo Haiyu Tungsten Co., Ltd.	China	Y
Tungsten	CID002827	Philippine Chuangin Industrial Co., Inc.	Philippines	Y
Tungsten	CID002845	Moliren Ltd	Russian Federation	Y
Tungsten	CID002724	Unecha Refractory metals plant	Russian Federation	Y
Tungsten	CID002815	South-East Nonferrous Metal Company Limited of Hengyang City?	China	Y
Tungsten	CID002830	Xinfeng Huarui Tungsten & Molbdenum New Material Co., Ltd	China	Y
Tungsten	CID002833	ACL Metais Eireli	Brazil	Y
Tungsten	CID002843	Woltech Korea Co., Ltd.	Korea, Republic of	Y